American Shared Hospital Services Making the Best Healthcare Technology Accessible NYSE American: AMS December 2019

Safe Harbor Statement This presentation may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services (including statements regarding the expected continued growth in volume of the MEVION S250 system, the expansion of the Company's proton therapy business, and the timing of treatments by new Gamma Knife systems) which involve risks and uncertainties including, but not limited to, the risks of variability of financial results between quarters, the risks of the Gamma Knife and radiation therapy businesses, the risks of changes to CMS reimbursement rates or reimbursement methodology, and the risks of the timing, financing, and operations of the Company’s proton therapy business. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and the definitive Proxy Statement for the Annual Meeting of Shareholders. NYSE American: AMS 2

Overview American Shared Hospital Services has an over 30-year track record of leasing state-of-the-art medical equipment to hospitals and medical centers in the United States and abroad. We are the worldwide leader in Gamma Knife unit ownership through our 81% owned subsidiary, GK Financing, LLC (GKF). Our Gamma Knife financing model has been expanded to incorporate the financing of other technology solutions including Intensity Modulated Radiation Therapy (IMRT) and Proton Beam Radiation Therapy (PBRT). MARKET DATA Ticker: NYSE American AMS Price (12/6/2019) $2.55 52 Week Range $2.19 - $3.30 Market Cap $14.8M Average Daily Trading (30 day) ~15,000 FD Common Shares Outstanding 5.9M Float 3.7M Tangible Book Value per share (9/30/2019) $5.40 Cash and Equivalents per share (9/30/2019) $0.17 3 NYSE American: AMS

Investment Highlights + Pioneer in single room Proton Beam Radiation Therapy (PBRT) services + World leading supplier of Gamma Knife services + Long-standing alliances with premier cancer centers + Large market opportunities Proton Therapy has low market penetration Advanced radiation therapy devices + Proven business model Operating profitability for 20 of last 21 years + Respected management team with deep experience NYSE American: AMS 4

Respected Management Team With Deep Experience Years of Healthcare MANAGEMENT TEAM Experience Ernest A. Bates, M.D. 30+ Founder, Chairman and CEO Craig K. Tagawa 30+ COO and CFO Ernest R. Bates 15+ V.P., Sales and Business Development Alexis Wallace 10+ Controller NYSE American: AMS 5

Highly Regarded Customers* + UC San Francisco Medical Center + Tufts Medical Center: Boston, MA + Methodist Hospital: San Antonio, TX + University of Arkansas for Medical Sciences: + Johns Hopkins Medical Center: Baltimore, MD Little Rock, AR + Yale-New Haven Hospital: New Haven, CT + Merit Health Central: Jackson, MS + Kettering Medical Center: Kettering, OH + OSF St. Francis Medical Center: Peoria, IL + Lovelace Medical Center: Albuquerque, NM + PeaceHealth: Eugene: OR + Northern Westchester Hospital: Mt. Kisco, NY + USC University Hospital: Los Angeles, CA * Representative list NYSE American: AMS 6

Proven Business Model + Structured as an alternative leasing company + Offer Innovative financing features not available from traditional finance companies + Long Term Agreements Typically 10 years + Revenue Sharing or Fee Per Use No minimum volume guarantees NYSE American: AMS 7

Partner Responsibilities ASHS’ HOSPITAL RESPONSIBILITIES RESPONSIBILITIES • Acquire equipment • Site costs • Equipment-related • Non-equipment-related operating expenses operating expenses • Jointly fund marketing • Jointly fund marketing NYSE American: AMS 8

Growing Contribution from Proton Therapy Revenue Summary 2013 – 2019 $ / Millions $25 0.6 $20 0.5 1.1 0.4 4.1 5.0 0.8 $15 0.9 4.7 $10 13.6 16.1 16.1 14.5 14.8 $5 10.3 $0 2014 2015 2016 2017 2018 9/30/2019 YTD GKF PBRT IGRT NYSE American: AMS 9

Proton Beam Radiation Therapy

ASHS

- Commercial & Profitable: Single room proton beam radiation therapy centers
  - Significantly reduced average cost per treatment room to $30 - $40M
  - ASHS provider is Mevion Medical Systems

- Partner: The Marjorie and Leonard Williams Center for Proton Therapy at UF Health Cancer Center - Orlando Health

- NOT a NEW Technology

- Clinically Advantageous
  - Protons deposited dose at tumor, more effective than x-rays passing through a tumor
  - Minimizes damage to surrounding tissue
- Increasing awareness of therapeutic benefits across indications

Prostate	Breast
Head and Neck	Lymphomas
Lung	Central Nervous System
Liver	Pediatric
GI	

NYSE American: AMS

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Photon vs. Proton Pediatric Medulloblastoma Photon Beam Delivery % Dose Recommended Proton Beam Delivery PBRT Delivers Improved Dose Distribution NYSE American: AMS 11

Large U.S. Market Opportunity for Additional PBRT Centers + Currently only 30 PBRT centers* in operation Capacity of 90 rooms + Only 4 PBRT centers under construction or in development* + Only 7% - 14% of required capacity is currently available for treatment ASHS projected capacity required to meet demand 635 – 1,270 rooms** + Each additional treatment room offers potential for substantial incremental Revenue and EBITDA * Source: The National Association for Proton Therapy, 2019 ** Assumes 15% - 30% of 1.1 million patients eligible for radiation therapy annually receive PBRT, see slide 15 NYSE American: AMS 12

Low Market Penetration of PBRT PBRT CAPTURE RATE 15% 2 30% 3 Number of radiation therapy patients annually 1,057,470 1,057,470 in the U.S.1 Percent of radiation therapy patients 15% 30% eligible for PBRT Number of potential PBRT patients 158,600 317,241 in the U.S. Potential PBRT room market* 635 1,270 Current PBRT rooms in operation4 90 *Assumed 250 patients treated annually per PBRT room (1) The American Cancer Society indicates that 1,762,450 people in the United States will be diagnosed with cancer in 2019. Approximately 60% of these people will receive radiation treatment. (2) “Number of Patients Potentially Eligible for Proton Therapy,” Acta Oncologica 2005; 44; 836-849; Bengt Glimelius, Anders Ask, Et. Al. (3) “Evaluation of Potential Proton Therapy Utilization in a Market Based Environment,” Tomas Dvorak, M.D. and David E. Wazer, M.D. (4) The National Association for Proton Therapy, 2019 NYSE American: AMS 13

Exploring Expansion Opportunities + Developing single and two room proton beam radiation therapy centers with major hospitals + MR Guided Linac + Community Hospitals + International + Latin America initially NYSE American: AMS 14

Gamma Knife Radiosurgery Equipment + World’s leading supplier U.S. market share ~13% + Gold standard equipment for cranial radiosurgery Non-invasive alternative to surgery for malignant and benign brain tumors, vascular malformations and trigeminal neuralgia (facial pain) + Typically improves patient quality of life both during and after treatment Usually performed as an outpatient procedure Virtually pain-free Typically no anesthesia Minimal side effects Patients typically return to pre-surgery activities within several days + Typical project cost - $3 - 4 million NYSE American: AMS 15

Current Business Status + Identifying healthcare technology investment opportunities with long term growth potential + Negotiations continuing for 2 additional PBRT installations + Gamma Knife Completed first Icon upgrade Anticipate additional Icon upgrades in 2020 + Identifying additional international opportunities NYSE American: AMS 16

American Shared Hospital Services Making the Best Healthcare Technology Accessible For Further Information Contact: Craig Tagawa Thank You! COO and CFO ctagawa@ashs.com (415) 788-5300 NYSE American: AMS www.ashs.com 17